Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen Insured New York Dividend Advantage
Municipal Fund
333-85706, 811-09473


On May 16, 2002, under Conformed Submission
Type 497, accession number, 0000950137-02-
003186,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.